Exhibit 5.1

                                 March 26, 1998

                                                                       16450/019

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                             Re: Porta Systems Corp.

Gentlemen:

     We refer to the registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Porta Systems Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission. Terms defined in the Registration Statement and not otherwise defined in this Opinion shall have the same meanings in this Opinion as in the Registration Statement.

     We have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

     Based on our examination mentioned above, we are of the opinion that the outstanding shares of Common Stock and the shares of Common Stock issuable upon the exercise of the Warrants ("Warrant Shares") being registered to be sold by the Selling Stockholders (i) in the case of the outstanding shares of Common Stock, are duly authorized, validly issued, fully paid and non-assessable and
(ii) in the case of the Warrant Shares, are duly authorized and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

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Securities and Exchange Commission
March 26, 1998
Page 2


     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                     Very truly yours,

                                     s/Esanu Katsky Korins & Siger, LLP
                                     ESANU KATSKY KORINS & SIGER, LLP